                                                                     EXHIBIT 1.2

                              DECLARATION OF TRUST

                                       OF

                        THE NAVELLIER PERFORMANCE FUNDS

                             DATED OCTOBER 17, 1995

                               TABLE OF CONTENTS

ARTICLE I............................................................     1
  NAMES AND DEFINITIONS..............................................     1
   NAME..............................................................     1
   DEFINITIONS.......................................................     1
    Section 1.02.....................................................     1

ARTICLE II...........................................................     3
  BENEFICIAL INTEREST................................................     3
   SHARES OF BENEFICIAL INTEREST.....................................     3
    Section 2.01.....................................................     3
    Section 2.02.....................................................     4
   REGISTER OF SHARES AND SHARE CERTIFICATES.........................     4
    Section 2.03.....................................................     4
   TRANSFER OF SHARES................................................     5
    Section 2.04.....................................................     5
   TREASURY SHARES...................................................     5
    Section 2.05.....................................................     5
   ESTABLISHMENT OF SERIES...........................................     6
    Section 2.06.....................................................     6
   INVESTMENT IN THE TRUST...........................................     7
    Section 2.07.....................................................     7
   ASSETS AND LIABILITIES OF SERIES..................................     7
    Section 2.08.....................................................     7
   NO PREEMPTIVE RIGHTS..............................................     9
    Section 2.09.....................................................     9
   PERSONAL LIABILITY OF SHAREHOLDERS................................     9
    Section 2.10.....................................................     9
   ASSENT TO TRUST INSTRUMENT........................................    10
    Section 2.11.....................................................    10

ARTICLE III..........................................................    10
  THE TRUSTEES.......................................................    10
   MANAGEMENT OF THE TRUST...........................................    10
    Section 3.01.....................................................    10
   INITIAL TRUSTEES..................................................    11
    Section 3.02.....................................................    11
   TERM OF OFFICE OF TRUSTEES........................................    11
    Section 3.03.....................................................    11
   VACANCIES AND APPOINTMENT OF TRUSTEES.............................    12
    Section 3.04.....................................................    12
   TEMPORARY ABSENCE OF TRUSTEE......................................    13
    Section 3.05.....................................................    13
   NUMBER OF TRUSTEES................................................    13
    Section 3.06.....................................................    13
   EFFECT OF DEATH, RESIGNATION, ETC., OF A TRUSTEE..................    13


    Section 3.07.....................................................     13
   OWNERSHIP OF ASSETS OF THE TRUST..................................     13
    Section 3.08.....................................................     13

ARTICLE IV...........................................................     14
  POWERS OF THE TRUSTEES.............................................     14
   POWERS............................................................     14
    Section 4.01.....................................................     14
   ISSUANCE AND REPURCHASE OF SHARES.................................     18
    Section 4.02.....................................................     18
   TRUSTEES AND OFFICERS AS SHAREHOLDERS.............................     19
    Section 4.03.....................................................     19
   ACTION OF THE TRUSTEES............................................     19
    Section 4.04.....................................................     19
   CHAIRMAN OF THE TRUSTEES..........................................     20
    Section 4.05.....................................................     20
   PRINCIPAL TRANSACTIONS............................................     20
    Section 4.06.....................................................     20

ARTICLE V............................................................     21
  EXPENSES OF THE TRUST..............................................     21
   TRUSTEE REIMBURSEMENT.............................................     21
    Section 5.01.....................................................     21

ARTICLE VI...........................................................     22
  INVESTMENT ADVISER, PRINCIPAL UNDERWRITER, AND TRANSFER
  AGENT..............................................................     22
   INVESTMENT ADVISER................................................     22
    Section 6.01.....................................................     22
   PRINCIPAL UNDERWRITER.............................................     23
    Section 6.02.....................................................     23
   TRANSFER AGENT....................................................     23
    Section 6.03.....................................................     23
   PARTIES TO CONTRACT...............................................     23
    Section 6.04.....................................................     23
   PROVISIONS AND AMENDMENTS.........................................     24
    Section 6.05.....................................................     24

ARTICLE VII..........................................................     25
  SHAREHOLDERS' VOTING POWERS AND MEETINGS...........................     25
   VOTING POWERS.....................................................     25
    Section 7.01.....................................................     25
   MEETINGS..........................................................     26
    Section 7.02.....................................................     26
   QUORUM AND REQUIRED VOTE..........................................     26
    Section 7.03.....................................................     26



 ARTICLE VIII........................................................     27
  CUSTODIAN..........................................................     27
   APPOINTMENT AND DUTIES............................................     27
    Section 8.01.....................................................     27
   CENTRAL CERTIFICATE SYSTEM........................................     28
    Section 8.02.....................................................     28

ARTICLE IX...........................................................     29
  DISTRIBUTIONS AND REDEMPTIONS......................................     29
   DISTRIBUTIONS.....................................................     29
    Section 9.01.....................................................     29
   REDEMPTIONS.......................................................     30
    Section 9.02.....................................................     30
   DETERMINATION OF NET ASSET VALUE AND VALUATION OF
    PORTFOLIO ASSETS.................................................     30
    Section 9.03.....................................................     30
   SUSPENSION OF THE RIGHT OF REDEMPTION.............................     32
    Section 9.04.....................................................     32
   REDEMPTION OF SHARES IN ORDER TO QUALIFY AS REGULATED
    INVESTMENT COMPANY...............................................     32
    Section 9.05.....................................................     32

ARTICLE X............................................................     33
  LIMITATION OF LIABILITY AND INDEMNIFICATION........................     33
    NO PERSONAL LIABILITY OF TRUSTEES, OFFICERS, EMPLOYEES,
     OR AGENTS.......................................................     33
    Section 10.01....................................................     33
   INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES, AGENTS..........     34
    Section 10.02....................................................     34
   LIABILITY OF SHAREHOLDERS; INDEMNIFICATION........................     35
    Section 10.03....................................................     35
   NO BOND REQUIRED OF TRUSTEES......................................     35
    Section 10.04....................................................     35
   NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS,
    ETC..............................................................     35
    Section 10.05....................................................     35
   RELIANCE ON EXPERTS, ETC. ........................................     36
    Section 10.06....................................................     36
   SHAREHOLDERS......................................................     37
    Section 10.07....................................................     37

ARTICLE XI...........................................................     37
  MISCELLANEOUS......................................................     37
   TRUST NOT A PARTNERSHIP...........................................     37
    Section 11.01....................................................     37



   TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR
    SURETY...........................................................     38
     Section 11.02...................................................     38
   ESTABLISHMENT OF RECORD DATES.....................................     38
    Section 11.03....................................................     38
   TERMINATION OF TRUST..............................................     39
    Section 11.04....................................................     39
   REORGANIZATION....................................................     40
    Section 11.05....................................................     40
   FILING OF COPIES, REFERENCES, HEADINGS............................     41
    Section 11.06....................................................     41
   APPLICABLE LAW....................................................     42
    Section 11.07....................................................     42
   AMENDMENTS........................................................     43
    Section 11.08....................................................     43
   FISCAL YEAR.......................................................     43
    Section 11.09....................................................     43
   USE OF THE WORD "NAVELLIER".......................................     44
    Section 11.10....................................................     44
   PROVISIONS IN CONFLICT WITH LAW...................................     44
    Section 11.11....................................................     44


                              DECLARATION OF TRUST

                                       OF

                        THE NAVELLIER PERFORMANCE FUNDS

THIS TRUST INSTRUMENT is made October 17, 1995 by Louis G. Navellier, Arnold Langsen, Barry Sander, Joel Rossman, and Jacques Delacroix (the "Trustees").

     WHEREAS, the Trustees desire to establish a business trust for the investment and reinvestment of funds contributed thereto;

     NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust hereunder shall be held and managed in trust as a series open end management investment company under this Trust Instrument as herein set forth below.

                                   ARTICLE I
                                   ---------
                             NAMES AND DEFINITIONS
                             ---------------------
NAME
----
     Section 1.01.  The name of the trust created hereby is "The Navellier
     ------------
Performance Funds."

DEFINITIONS.
-----------
     Section 1.02.  Wherever used herein, unless otherwise required by the
     ------------
context or specifically provided:

     (a) "Bylaws" means the Bylaws referred to in Article IV, Section 4.01(e) hereof, as from time to time amended;

     (b) The term "Commission" has the meaning given it in the 1940 Act. The terms "Affiliated Person," "Assignment," "Interested Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder. "Majority Shareholder Vote" shall have the same meaning as the term "vote of a majority of the outstanding voting securities" is given in the 1940 Act, as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted or interpretive releases of the Commission thereunder.

     (c) The "Delaware Act" refers to Chapter 38 of Title 12 of the Delaware Code entitled "Treatment of Delaware Business Trusts," as it may be amended from time to time.

     (d) "Net Asset Value" means the net asset value of each Series of the Trust determined in the manner provided in Article IX, Section 9.03 hereof;

     (e) "Outstanding Shares" means those Shares shown from time to time in the books of the Trust or its Transfer Agent as then issued and outstanding, or, if Shares are not issued, then the Shares which would have been issued if Shares had been issued, but shall not include Shares which have been redeemed or repurchased by the Trust and which are at the time held in the treasury of the Trust;

     (f) "Series" or "Portfolio" means a series or portfolio of Shares of the Trust established in accordance with the provisions of Article II, Section 2.06 hereof.

     (g)  "Shareholder" means a record owner of Outstanding Shares of the Trust;

     (h) "Shares" means the equal proportionate transferable units of beneficial interest into which the beneficial interest of each Series of the Trust or class thereof shall be divided and may include fractions of Shares as well as whole Shares;

     (i) The "Trust" refers to The Navellier Performance Funds and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;

     (j) The "Trustees" means the person or persons who has or have signed this Trust Instrument, so long as he or they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with the provisions of Article III hereof, and reference herein to a Trustee or to the Trustees shall refer to the individual Trustees in their capacity as Trustees hereunder;

     (k) "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of one or more of the Trust or any Series, or the Trustees on behalf of the Trust or any Series.

     (l) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, as amended from time to time.

                                   ARTICLE II
                                   ----------
                              BENEFICIAL INTEREST
                              -------------------
SHARES OF BENEFICIAL INTEREST
-----------------------------

     Section 2.01.  The beneficial interest in the Trust shall be divided into
     ------------
such transferable Shares of one or more separate and distinct Series or classes of a Series as the Trustees shall from time to time create and establish. The number of Shares of each Series, and class thereof, authorized hereunder is unlimited. Each Share shall have no par value. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split or reverse split of Shares, shall be fully paid and nonassessable.

ISSUANCE OF SHARES
------------------

     Section 2.02.  The Trustees in their discretion may, from time to time,
     ------------
without vote of the Shareholders, issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, subject to applicable law, including cash or securities, at such time or times and on such terms as the Trustees may deem appropriate, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with, the assumption of liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares and Shares held in the treasury. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust. Contributions to the Trust may be accepted for, and Shares shall be redeemed as, whole Shares and/or 1/100th of a Share or integral multiples thereof.

REGISTER OF SHARES AND SHARE CERTIFICATES
-----------------------------------------

     Section 2.03.  A register shall be kept at the principal office of the
     ------------
Trust or an office of the Trust's transfer agent which shall contain the names and addresses of the Shareholders of each Series, the number of Shares of that Series (or any class or classes thereof) held by them respectively, and a record of all transfers thereof. As to Shares for which no certificate has been issued, such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or other distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or other distribution, nor to have notice given him as herein or in the Bylaws provided, until he has given his address to the transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. The Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use. Such certificates may be issuable for any purpose limited in the Trustees' discretion. In the event that one or more certificates are issued, whether in the name of a shareholder or a nominee, such certificate or certificates shall constitute evidence of ownership of Shares for all purposes, including transfer, assignment, or sale of such Shares, subject to such limitations as the Trustees may, in their discretion, prescribe.

TRANSFER OF SHARES
------------------

     Section 2.04.  Except as otherwise provided by the Trustees, Shares shall
     ------------
be transferable on the records of the Trust only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or the Trust's transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be holder of such Shares for all purposes hereunder, and neither the Trustees nor the Trust, nor any transfer agent or registrar nor any officer, employee, or agent of the Trust shall be affected by any notice of the proposed transfer.

TREASURY SHARES
---------------

     Section 2.05.  Shares held in the treasury shall, until reissued  pursuant
     ------------
to Section 2.02 hereof, not confer any voting rights on the Trustees, nor shall such Shares be entitled to any dividends or other distributions declared with respect to the Shares.

ESTABLISHMENT OF SERIES
-----------------------

     Section 2.06.  The Trust created hereby shall consist of one or more
     ------------
Series, and separate and distinct records shall be maintained by the Trust for each Series and the assets associated with any such Series shall be held and accounted for separately from the assets of the Trust or any other Series. The Trustees shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series of the Trust, to establish and designate and to change in any manner any such Series of Shares or any classes of initial or additional Series and to fix such preferences, voting powers, rights and privileges of such Series or classes thereof as the Trustees may from time to time determine, to divide or combine the Shares or any Series or classes thereof into a greater or lesser number, to classify or reclassify any issued Shares or any Series or classes thereof into one or more Series or classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series shall be effective upon the adoption of a resolution by a majority of the Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series. A Series may issue any number of Shares and need not issue shares. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and the establishment and designation thereof.

     All references to Shares in this Trust Instrument shall be deemed to be Shares of any or all Series, or classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust, and each class thereof, except as the context otherwise requires.

     Each Share of a Series of the Trust shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his pro rata share of distributions of income and capital gains, if any, made with respect to such Series. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series of the Trust.

INVESTMENT IN THE TRUST
-----------------------

     Section 2.07.  The Trustees shall accept investments in any Series of the
     ------------
Trust from such persons and on such terms as they may from time to time authorize. At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which the affected Series is authorized to invest, valued as provided in Article IX, Section 9.03 hereof. Investments in a Series shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, (a) fix the Net Asset Value per Share of the initial capital contribution, (b) impose a sales charge, contingent deferred sales charge or 12b-1 fees in connection with investments in the Trust in such manner and at such time determined by the Trustees, or (c) issue fractional Shares.

ASSETS AND LIABILITIES OF SERIES
--------------------------------

     Section 2.08.  All consideration received by the Trust for the issue or
     ------------
sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series and may be referred to herein as "assets belonging to" that Series. The assets belonging to a particular Series shall belong to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that Series. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to any particular Series, shall be allocated by the Trustees between and among one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, income, earnings, profits or funds, or payments and proceeds with respect thereto shall be assets belonging to that Series. The assets belonging to a particular Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series. The assets belonging to each particular Series shall be charged with the liabilities of that Series and all expenses, costs, charges, and reserves attributable to that Series. Any general liabilities, expenses, costs, charges, or reserves of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Without limitation of the foregoing provisions of this Section 2.08, but subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges, or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally. Notice of this contractual limitation on inter-Series liabilities may, in the Trustees' sole discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Series liabilities (and the statutory effect under Section 3804(a) of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with, or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted for, or otherwise existing with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.


NO PREEMPTIVE RIGHTS
--------------------

     Section 2.09.  Shareholders shall have no preemptive or other right to
     ------------
subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Series.

PERSONAL LIABILITY OF SHAREHOLDERS
----------------------------------

     Section 2.10.  Pursuant to Section 3803(a) of the Delaware Act, each
     ------------
Shareholder of the Trust and of each Series shall not be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Series. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract, or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust or to a Series shall include a recitation limiting the obligation represented thereby to the Trust or to one or more Series and its or their assets (but the omission of such a recitation shall not operate to bind any Shareholder or Trustee of the Trust).

ASSENT TO TRUST INSTRUMENT
--------------------------

     Section 2.11.  Every Shareholder, by virtue of having purchased a Share or
     ------------
Interest shall become a Shareholder and shall be held to have expressly assented and agreed to be bound by the terms hereof, and shall further be held to have expressly assented to and agreed that he/she or it has relied solely on the Prospectus, Registration Statement, and Statement of Additional Information and any written sales material given him in connection with the offering and his investment in this Fund and has not relied on any other representation, promise, or statement by any agent, broker, dealer, or other person or entity not expressly contained in said written documents.


                                  ARTICLE III
                                  -----------
                                  THE TRUSTEES
                                  ------------
MANAGEMENT OF THE TRUST
-----------------------

          Section 3.01.  The Trustees shall have exclusive and absolute control
          ------------
over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Trust Instrument. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, in any and all commonwealths, territories, dependencies, colonies, or possessions of the United States of America, and in any foreign jurisdiction, and to do all such other things and execute all such instruments as they deem necessary, proper, or desirable in order to promote the interests of the Trust, although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

          The enumeration of any specific power in this Trust Instrument shall not be construed as limiting the aforesaid power. The powers of the Trustees may be exercised without order of or resort to any court.

          Except for the Trustees named herein or appointed to fill vacancies pursuant to Section 3.04 of this Article III, the Trustees shall be elected by the Shareholders owning of record a plurality of the Shares voting at a meeting of Shareholders. Such a meeting shall be held on a date fixed by the Trustees. In the event that less than a majority of the Trustees holding office have been elected by Shareholders, the Trustees then in office will call a Shareholders' meeting for the election of Trustees.

INITIAL TRUSTEES
----------------

          Section 3.02.  The initial Trustees shall be the persons named herein.
          ------------
On a date fixed by the Trustees, the Shareholders shall elect five (5) Trustees, as specified by the Trustees pursuant to Section 3.06 of this Article III.

TERM OF OFFICE OF TRUSTEES
--------------------------

          Section 3.03.  The Trustees shall hold office during the lifetime of
          ------------
this Trust, and until its termination as herein provided; except (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has died, become physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) that a Trustee may be removed at any meeting of the Shareholders of the Trust by a vote of Shareholders owning at least two-thirds of the outstanding Shares.

VACANCIES AND APPOINTMENT OF TRUSTEES
-------------------------------------

          Section 3.04.  In case of the declination to serve, death,
          ------------
resignation, retirement, removal, physical or mental incapacity by reason of disease or otherwise, or a Trustee is otherwise unable to serve, or an increase in the number of Trustees, a vacancy shall occur. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy shall be conclusive. In the case of an existing vacancy, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by resolution of the Trustees, duly adopted, which shall be recorded in the minutes of a meeting of the Trustees, whereupon the appointment shall take effect.

          An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation, or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation, or increase in number of

Trustees. As soon as any Trustee appointed pursuant to this Section 3.04 shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power to appoint a Trustee pursuant to this Section 3.04 is subject to the provisions of Section 16(a) of the 1940 Act.

TEMPORARY ABSENCE OF TRUSTEE
----------------------------

          Section 3.05.  Any Trustee may, by power of attorney, delegate his
          ------------
power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

NUMBER OF TRUSTEES
------------------

          Section 3.06.  The number of Trustees shall be five (5) or such number
          ------------
as shall be fixed from time to time by a majority of the Trustees.

EFFECT OF DEATH, RESIGNATION, ETC., OF A TRUSTEE
------------------------------------------------

          Section 3.07.  The declination to serve, death, resignation,
          ------------
retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to terminate the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

OWNERSHIP OF ASSETS OF THE TRUST
--------------------------------

          Section 3.08.  The assets of the Trust and of each Series shall be
          ------------
held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees.
Legal title in all of the assets of the Trust and the right to conduct any business shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by, or in the name of the Trust, or in the name of any person as nominee. No

Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, except as otherwise provided for herein, a proportionate undivided beneficial interest in the Trust or Series. The Shares shall be personal property giving only the rights specifically set forth in this Trust Instrument.

                                   ARTICLE IV
                                   ----------
                             POWERS OF THE TRUSTEES
                             ----------------------
POWERS
------
          Section 4.01.  The Trustees in all instances shall act as principals,
          ------------
and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their sole discretion, shall deem proper to accomplish the purpose of this Trust without recourse to any court or other authority. Subject to any applicable limitation in this Trust Instrument or the Bylaws of the Trust and applicable federal law, the Trustees shall have power and authority, including but not limited,

          (a) To invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

          (b) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

          (c) To borrow money and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging, or otherwise subjecting as security the Trust Property; to endorse, guarantee, or undertake the performance of an obligation or engagement of any other Person and to lend Trust Property;

          (d) To provide for the distribution of interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both, or otherwise pursuant to a plan of distribution of any kind;

          (e) To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders; such Bylaws shall be deemed incorporated and included in this Trust Instrument;

          (f) To elect and remove such officers and appoint and terminate such agents as they consider appropriate;

          (g) To employ one or more banks, trust companies, or companies that are members of a national securities exchange, or such other entities as the Commission may permit as custodians of any assets of the Trust subject to any conditions set forth in this Trust Instrument or in the Bylaws.;

          (h) To retain one or more transfer agents and shareholder servicing agents, or both;

          (i) To set record dates in the manner provided herein or in the Bylaws;

          (j) To delegate such authority as they consider desirable to any officers of the Trust and to any investment adviser, manager, custodian, underwriter, or other agent or independent contractor;

          (k) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI, Section 11.04(b) hereof;

          (l) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

          (m) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

          (n) To hold any security or property in a form not indicating any trust, whether in bearer, book entry, unregistered, or other negotiable form; or either in the name of the Trust or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of Delaware business trusts or investment companies;

          (o) to establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article II thereof and to establish classes of such Series having relative rights, powers, and duties as they may provide consistent with applicable law;

          (p) Subject to the provisions of Section 3804(a) of the Delaware Act, to allocate assets, liabilities, and expenses of the Trust to a particular Series or to apportion the same between or among two or more Series, provided that any liabilities or expenses incurred by a particular Series shall be payable solely out of the assets belonging to that Series as provided for in
Article II hereof;

          (q) To consent to or participate in any plan for the reorganization, consolidation, or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust;

          (r) To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

          (s) To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided;

          (t) To establish, from time to time, a minimum investment for Shareholders in the Trust or in one or more Series or class, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

          (u) To establish one or more committees, to delegate any of the powers of the Trustees to said committees and to adopt a committee charter providing for such responsibilities, membership (including Trustees, officers, or other agents of the Trust therein) and any other characteristics of said committees as the Trustees may deem proper. Notwithstanding the provisions of this Article IV, and in addition to such provisions or any other provision of this Trust Instrument or of the Bylaws, the Trustees may by resolution appoint a committee consisting of less than the whole number of Trustees then in office, which committee may be empowered to act for and bind the Trustees and the Trust, as if the acts of such committee were the acts of all the Trustees then in office, with respect to the institution, prosecution, dismissal, settlement, review, or investigation of any action, suit, or proceeding which shall be pending or threatened to be brought before any court, administrative agency, or other adjudicatory body;

          (v) To interpret the investment policies, practices, or limitations of any Series;

          (w) To establish a registered office and have a registered agent in the State of Delaware; and

          (x) In general to carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable, or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

          The foregoing clauses shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.

         The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust.

          No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

ISSUANCE AND REPURCHASE OF SHARES
---------------------------------

          Section 4.02.  The Trustees shall have the power to issue, sell,
          ------------
repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, and otherwise deal in Shares and, subject to the provisions set forth in Article II and Article IX, to apply to any such repurchase, redemption, retirement, cancellation, or acquisition of Shares any funds or property of the Trust, or the particular Series of the Trust, with respect to which such Shares are issued.

TRUSTEES AND OFFICERS AS SHAREHOLDERS
-------------------------------------

          Section 4.03.  Any Trustee, officer, or other agent of the Trust may
          ------------
acquire, own, and dispose of Shares to the same extent as if he were not a Trustee, officer, or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

ACTION OF THE TRUSTEES
----------------------

          Section 4.04.  The Trustees shall act by majority vote at a meeting
          ------------
duly called or by unanimous written consent without a meeting or by telephone meeting provided a quorum of Trustees participate in any such telephone meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees. Notice of the time, date, and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone, telefax, or telegram sent to his home or business address at least 24 hours in advance of the meeting or by written notice mailed to his home or business address at least 72 hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Any meeting conducted by telephone shall be deemed to take place at the principal office of the Trust, as determined by the Bylaws or by the Trustees. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one or more of their number their authority to approve particular matters or take particular actions on behalf of the Trust. Written consents or waivers of the Trustees may be executed in one or more counterparts. Execution of a written consent or waiver and delivery thereof to the Trust may be accomplished by telefax.

CHAIRMAN OF THE TRUSTEES
------------------------

          Section 4.05.  The Trustees shall appoint one of their number to be
          ------------
Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may be (but is not required to be) the chief executive, financial and/or accounting officer of the Trust.

PRINCIPAL TRANSACTIONS
----------------------

          Section 4.06.  Except to the extent prohibited by applicable law, the
          ------------
Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor, or transfer agent for the Trust or with any Interested Person of such person; and the Trust may employ any such person, or firm or company in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, distributor, transfer agent, dividend disbursing agent, custodian, or in any other capacity upon customary terms.

                                   ARTICLE V
                                   ---------
                             EXPENSES OF THE TRUST
                             ---------------------
TRUSTEE REIMBURSEMENT
---------------------

          Section 5.01.  Subject to the provisions of Article II, Section 2.08
          ------------
hereof, the Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expense, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of shares, including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under federal and state laws and regulations or under the laws of any foreign jurisdiction, charges of third parties, including investment advisers, managers, custodians, transfer agents, portfolio accounting and/or pricing agents, and registrars, expenses of preparing and setting up in type prospectuses and statements of additional information and other related Trust documents, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust (or a Trustee acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses, and liabilities the Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto. This Section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

                                   ARTICLE VI
                                   ----------
         INVESTMENT ADVISER, PRINCIPAL UNDERWRITER, AND TRANSFER AGENT
         -------------------------------------------------------------

INVESTMENT ADVISER
------------------

          Section 6.01.  The Trustees may in their discretion, from time to
          ------------
time, enter into an investment advisory or management contract or contracts with respect to the Trust or any Series whereby the other party or parties to such contract or contracts shall undertake to furnish the Trustees with such management, investment advisory, statistical and research facilities and services, and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may, in their discretion, determine; provided, however, that the initial approval and entering into of such contract or contracts shall be subject to a Majority Shareholder Vote. Notwithstanding any other provision of this Trust Instrument, the Trustees may authorize any investment adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, or exchanges of portfolio securities, other investment instruments of the Trust, or other Trust Property on behalf of the Trustees, or may authorize any officer, agent, or Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales, and exchanges shall be deemed to have been authorized by all of the Trustees.

          The Trustees may authorize, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, the investment adviser to employ, from time to time, one or more sub-advisers to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and sub-adviser. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

PRINCIPAL UNDERWRITER
---------------------

          Section 6.02.  The Trustees may in their discretion from time to time
          ------------
enter into an exclusive or non-exclusive underwriting contract or contracts providing for the sale of Shares, whereby the Trust may either agree to sell Shares to the other party to the contract or appoint such other party its sales agent for such Shares. In either case, the contract shall be on such terms and conditions, if any, as may be prescribed in the Bylaws, and such further terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VI, or the Bylaws; and such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust.

TRANSFER AGENT
--------------

          Section 6.03.  The Trustees may, in their discretion, from time to
          ------------
time enter into one or more transfer agency and Shareholder service contracts whereby the other party or parties shall undertake to furnish the Trustees with transfer agency and Shareholder services. The contract or contracts shall be on such terms and conditions as the Trustees may, in their discretion, determine not inconsistent with the provisions of this Trust Instrument or of the Bylaws.

PARTIES TO CONTRACT
-------------------

          Section 6.04.  Any contract of the character described in Sections
          ------------
6.01, 6.02, and 6.03 of this Article VI or any contract of the character described in Article VIII hereof may be entered into with any corporation, firm, partnership, trust, or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered void or voidable by reason of the existence of any relationship, nor shall any person holding such relationship be disqualified from voting on or executing the same in his capacity as Shareholder and/or Trustee, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was not inconsistent with the provisions of this Article VI or Article VIII hereof or of the Bylaws. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Sections 6.01, 6.02, and 6.03 of this Article VI or pursuant to Article VIII hereof, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 6.04.

PROVISIONS AND AMENDMENTS
-------------------------

          Section 6.05.  Any contract entered into pursuant to Sections 6.01 or
          ------------
6.02 of this Article VI shall be consistent with and subject to the requirements of Section 15 of the 1940 Act or other applicable Act of Congress hereafter enacted with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract, entered into pursuant to Section 6.01 of this Article VI shall be effective unless assented to in a manner consistent with the requirements of said Section 15, as modified by any applicable rule, regulation, or order of the Commission.

                                  ARTICLE VII
                                  -----------
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS
                    ----------------------------------------
VOTING POWERS
-------------

          Section 7.01.  The Shareholders shall have power to vote only (i) for
          ------------
the election of Trustees as provided in Article III, Sections 3.01 and 3.02 hereof, (ii) for the removal of Trustees as provided in Article III, Section 3.03(d) hereof, (iii) with respect to any investment advisory or management contract as provided in Article VI, Sections 6.01 and 6.05 hereof, and (iv) with respect to such additional matters relating to the Trust as may be required by law, by this Trust Instrument, or the Bylaws, or any registration of the Trust with the Commission or any state, or as the Trustees may consider desirable.

          On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such Series shall be entitled to vote thereon. The Trustees may also determine that a matter affects only the interests of one or more classes of a Series, in which case any such matter shall be voted on by such class or classes. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the Election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the Bylaws. A proxy may be given in writing. The Bylaws may provide that proxies may also, or may instead, be given by any electronic or telecommunications device or in any other manner. Notwithstanding anything else herein or in the Bylaws, in the event a proposal by anyone other than the officers or Trustees of the Trust is submitted to a vote of the Shareholders of one or more Series or of the Trust, or in the event of any proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees of the Trust, Shares may be voted only in person or by written proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Trust Instrument, or any of the Bylaws of the Trust to be taken by Shareholders.

MEETINGS
--------

          Section 7.02. The first Shareholders' meeting shall be held in order
          ------------
to elect Trustees as specified in Section 3.02 of Article III hereof at the principal office of the Trust or such other place as the Trustees may designate. Meetings may be held within or without the State of Delaware. Special meetings of the Shareholders of any Series may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least one-tenth of the Outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record, subject to any rights provided to the Trust or any Trustees provided by said Section 16(c). Notice shall be sent, by First Class Mail or such other means determined by the Trustees, at least 15 days prior to any such meeting.

QUORUM AND REQUIRED VOTE
------------------------

          Section 7.03.  One-third of Shares entitled to vote in person or by
          ------------
proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Trust Instrument permits or requires that holders of any Series shall vote as a Series (or that holders of a class shall vote as a class), then one-third of the aggregate number of Shares of that Series (or that class) entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series (or that class). Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by law or by any provision of this Trust Instrument or the Bylaws, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Trust Instrument permits or requires that the holders of any Series shall vote as a Series (or that the holders of any class shall vote as a class), then a majority of the Shares present in person or by proxy of that Series or, if required by law, a Majority Shareholder Vote of that Series (or class), voted on the matter in person or by proxy shall decide that matter insofar as that Series (or class) is concerned. Shareholders may act by unanimous written consent. Actions taken by Series (or class) may be consented to unanimously in writing by Shareholders of that Series.

                                  ARTICLE VIII
                                  ------------
                                   CUSTODIAN
                                   ---------
APPOINTMENT AND DUTIES
----------------------

          Section 8.01.  The Trustees shall at all times employ a bank, a
          ------------
company that is a member of a national securities exchange, or a trust company as custodian with authority as its agent, but subject to such restrictions, limitations, and other requirements, if any, as may be contained in the Bylaws of the Trust:

          (1) to hold the securities owned by the Trust and deliver the same upon written order or oral order confirmed in writing;

          (2) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

          (3) to disburse such funds upon orders or vouchers; and the Trust may also employ such custodian as its agent:

         (4) to keep the books and accounts of the Trust or of any Series or class and furnish clerical and accounting services; and

          (5) to compute, if authorized to do so by the Trustees, the Net Asset Value of any Series, or class thereof, in accordance with the provisions hereof; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

          The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank, a company that is a member of a national securities exchange, or a trust company organized under the laws of the United States or one of the states thereof, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act.

CENTRAL CERTIFICATE SYSTEM
--------------------------

          Section 8.02.  Subject to such rules, regulations, and orders as the
          ------------
Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodians, sub-custodians, or other agents.

                                   ARTICLE IX
                                   ----------
                         DISTRIBUTIONS AND REDEMPTIONS
                         -----------------------------
DISTRIBUTIONS
-------------

          Section 9.01.  (a)  The Trustees may from time to time declare and pay
          ------------
dividends or other distributions with respect to any Series. The amount of such dividends or distributions and the payment of them and whether they are in cash or any other Trust Property shall be wholly in the discretion of the Trustees.

          (b) Dividends and other distributions may be paid or made to the Shareholders of record at the time of declaring a dividend or other distribution or among the Shareholders of record at such other date or time or dates or times as the Trustees shall determine, which dividends or distributions, at the election of the Trustees, may be paid pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans, or related plans as the Trustees shall deem appropriate.

          (c) Anything in this Trust Instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute a stock dividend pro rata among the Shareholders of a particular Series, or class thereof, as of the record date of that Series fixed as provided in Section (b) hereof.

REDEMPTIONS
-----------

          Section 9.02.  In case any holder of record of Shares of a particular
          ------------
Series desires to dispose of his Shares or any portion thereof, he may deposit at the office of the transfer agent or other authorized agent of that Series a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Series purchase the Shares in accordance with this Section 9.02; and the Shareholder so requesting shall be entitled to require the Series to purchase, and the Series or the principal underwriter of the Series shall purchase his said Shares, but only at the Net Asset Value thereof (as described in Section 9.03 of this Article IX). The Series shall make payment for any such Shares to be redeemed, as aforesaid, in cash or property from the assets of that Series and payment for such Shares shall be made by the Series or the principal underwriter of the Series to the Shareholder of record within seven (7) days after the date upon which the request is effective. Upon redemption, shares shall become Treasury shares and may be re-issued from time to time.

DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS
------------------------------------------------------------------

          Section 9.03.  The term "Net Asset Value" of any Series shall mean
          ------------
that amount by which the assets of that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined separately for each Series and shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of valuing portfolio securities insofar as permitted under the 1940 Act and the rules, regulations, and interpretations thereof promulgated or issued by the Commission, or insofar as permitted by any Order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Section 9.03 with respect to valuation of assets and liabilities. The resulting amount, which shall represent the total Net Asset Value of the particular Series, shall be divided by the total number of shares of that Series outstanding at the time, and the quotient so obtained shall be the Net Asset Value per Share of that Series. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in similar manner, and may fix the time when such redetermined value shall become effective. If, for any reason, the net income of any Series, determined at any time, is a negative amount, the Trustees shall have the power with respect to that Series (i) to offset each Shareholder's pro rata share of such negative amount from the accrued dividend account of such Shareholder, or (ii) to reduce the number of Outstanding Shares of such Series by reducing the number of Shares in the account of each Shareholder by a pro rata portion of that number of full and fractional Shares which represents the amount of such excess negative net income, or (iii) to cause to be recorded on the books of such Series an asset account in the amount of such negative net income (provided that the same shall thereupon become the property of such Series with respect to such Series and shall not be paid to any Shareholder), which account may be reduced by the amount of dividends declared thereafter upon the Outstanding Shares of such Series on the day such negative net income is experienced, until such asset account is reduced to zero; (iv) to combine the methods described in clauses (i) and (ii) and (iii) of this sentence; or (v) to take any other action they deem appropriate, in order to cause (or in order to assist in causing) the Net Asset Value per Share of such Series to remain at a constant amount per Outstanding Share immediately after each such determination and declaration. The Trustees shall also have the power not to declare a dividend out of net income for the purpose of causing the Net Asset Value per Share to be increased. The Trustees shall not be required to adopt, but may at any time adopt, discontinue, or amend the practice of maintaining the Net Asset Value per Share of the Series at a constant amount.

SUSPENSION OF THE RIGHT OF REDEMPTION
-------------------------------------

          Section 9.04.  The Trustees may declare a suspension of the right of
          ------------
redemption or postpone the date of payment as permitted under the 1940 Act.
Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the termination of the suspension. In the event that any Series is divided in to classes, the provisions of this Section 9.03, to the extent applicable as determined in the discretion of the Trustees and consistent with applicable law, may be equally applied to each such class.


REDEMPTION OF SHARES IN ORDER TO QUALIFY AS REGULATED INVESTMENT COMPANY
------------------------------------------------------------------------

          Section 9.05.  If the Trustees shall, at any time and in good faith,
          ------------
be of the opinion that direct or indirect ownership of Shares of any Series has or may become concentrated in any Person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means deemed equitable by them (i) to call for redemption by any such person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification, and (ii) to refuse to transfer or issue Shares to any person whose acquisition of the Shares in question would result in such disqualification. The redemption shall be effected at the redemption price and in the manner provided in this Article IX.

          The holders of Shares shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

                                   ARTICLE X
                                   ---------
                  LIMITATION OF LIABILITY AND INDEMNIFICATION
                  -------------------------------------------

NO PERSONAL LIABILITY OF TRUSTEES, OFFICERS, EMPLOYEES, OR AGENTS
-----------------------------------------------------------------

          Section 10.01.    No Trustee, officer, employee, or agent of the Trust
          -------------
shall be subject to any personal liability whatsoever, in his official or individual capacity, to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from his bad faith, willful misfeasance, gross negligence, or reckless disregard of his duty to such Person; and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature against a Trustee, officer, employee, or agent of the Trust arising in connection with the affairs of the Trust. No Trustee, officer, employee, or agent of the Trust shall be liable to the Trust, Shareholders of Interests therein, or to any Trustee, officer, employee, or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties.


INDEMNIFICATION OF TRUSTEES, OFFICERS, EMPLOYEES, AGENTS
--------------------------------------------------------

          Section 10.02.    The Trust shall indemnify each of its Trustees,
          -------------
officers, employees, and agents (including Persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, as a shareholder, creditor, or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit, or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee, or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence, or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in bad faith, willful misfeasance, gross negligence, or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or by a reasonable determination, based upon review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or in Section 10.01 or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 10.02, provided that the indemnified Person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

LIABILITY OF SHAREHOLDERS; INDEMNIFICATION
------------------------------------------

          Section 10.03.    "Shareholders" shall mean as of any particular time
          -------------
any or all holders of record of interests in the Trust or in Trust Property, as the case may be, at such time. The Trust shall indemnify and hold each Shareholder harmless from and against any claim or liability to which such Shareholder may become subject solely by reason of his being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability (upon proper and timely request by the Shareholder). The rights accruing to a Shareholder under this Section 10.03 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

NO BOND REQUIRED OF TRUSTEES
----------------------------

          Section 10.04.  No Trustee shall, as such, be obligated to give any
          -------------
bond or surety or other security for the performance of any of his duties hereunder.

NO DUTY OF INVESTIGATION; NOTICE IN TRUST INSTRUMENTS, ETC.
----------------------------------------------------------

          Section 10.05.  No purchaser, lender, or other Person dealing with the
          -------------
Trustees or any officer, employee, or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee, or agent, or be liable for the application of money or property paid, loaned, or delivered to, or on the order of, the Trustees or of said officer, employee, or agent. Every obligation, contract, instrument, certificate, or other interest or undertaking of the Trust, and every other act or thing whatsoever executed in connection with the Trust, shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees, officers, employees, or agents of the Trust. Every written obligation, contract, instrument, certificate, or other interest or undertaking of the Trust made by the Trustees or by any officer, employee, or agent of the Trust, in his capacity as such, shall contain an appropriate recital to the effect that the Trustee, officer, employee, and agent of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate references shall be made therein to the Declaration, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, officers, employees, or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees, and agents in such amount as the Trustees shall deem advisable.

RELIANCE ON EXPERTS, ETC.
-------------------------

          Section 10.06.  Each Trustee and officer or employee of the Trust
          -------------
shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any Investment Adviser, Administrator, accountant, appraiser, or other experts or consultants selected with reasonable care by the Trustees, officers, or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.


SHAREHOLDERS
------------

          Section 10.07.  In case any Shareholder or former Shareholder of any
          -------------
Series shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Series and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators, or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgement thereon from the assets of the Series.

                                   ARTICLE XI
                                   ----------
                                 MISCELLANEOUS
                                 -------------
TRUST NOT A PARTNERSHIP
-----------------------

          Section 11.01.  It is hereby expressly declared that a trust and not a
          -------------
partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with, or having any claim against the Trust or the Trustees shall look only to the assets of the appropriate Series or (if the Trustees shall have yet to have established Series) of the Trust for payment under such credit, contract, or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present, or future, shall be personally liable therefor. Nothing in this Trust Instrument shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.


TRUSTEES' GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY
-------------------------------------------------------------

          Section 11.02.  The exercise by the Trustees of their powers and
          -------------
discretions hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article X hereof and to Section 11.01 of this
Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article X hereof and Section 11.01 of this Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

ESTABLISHMENT OF RECORD DATES
-----------------------------

          Section 11.03.  The Trustees may close the Share transfer books of the
          -------------
Trust for a period not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or other distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or other distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or other distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

TERMINATION OF TRUST
--------------------

          Section 11.04.  (a)  This Trust shall continue without limitation of
          -------------
time but subject to the provisions of sub-section (b) of this Section 11.04.

          (b) The Trustees may, subject to a Majority Shareholder Vote of each Series affected by the matter or, if applicable, to a Majority Shareholder Vote of the Trust, and subject to a vote of a majority of the Trustees:

          (i) sell and convey all or substantially all of the assets of the Trust or any affected Series to another trust, partnership, association, or corporation, or to a separate series of shares thereof, organized under the laws of any state which trust, partnership, association, or corporation is an open-end management investment company as defined in the 1940 Act, or is a series thereof, for adequate consideration which may include the assumption of all outstanding obligations, taxes, and other liabilities, accrued or contingent, of the Trust or any affected Series, and which may include shares of beneficial interest, stock, or other ownership interests of such trust, partnership, association, or corporation or of a series thereof; or

          (ii) at any time sell and convert into money all of the assets of the Trust or any affected Series.

          Upon making reasonable provision, in the determination of the Trustees, for the payment of all such liabilities in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) of each Series (or class) ratably among the holders of Shares of that Series then outstanding.

          (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-section (b), the Trust or any affected Series shall terminate, and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder and the right, title, and interest of all parties with respect to the Trust or Series shall be cancelled and discharged.

          Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust's certificate of trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

REORGANIZATION
--------------

          Section 11.05.  Notwithstanding anything else herein, the Trustees, in
          -------------
order to change the form of organization of the Trust, may, without prior Shareholder approval, (i) cause the Trust to merge or consolidate with or into one or more trusts, partnerships, associations, or corporations so long as the surviving or resulting entity is an open-end management investment company under the 1940 Act, or is a series thereof, that will succeed to or assume the Trust's registration under that Act and which is formed, organized, or existing under the laws of a state, commonwealth, possession, or colony of the United States, or (ii) cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees, and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

          Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Trust Instrument, an agreement of merger or consolation approved by the Trustees in accordance with this Section 11.05 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

FILING OF COPIES, REFERENCES, HEADINGS
--------------------------------------

          Section 11.06.  The original or a copy of this Trust Instrument and of
          -------------
each amendment hereof or Trust Instrument supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments or supplements have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Trust Instrument or of any such amendment or supplemental Trust Instrument. In this Trust Instrument or in any such amendment or supplemental Trust Instrument, references to this Trust Instrument, and all expressions like "herein," hereof," and "hereunder," shall be deemed to refer to this Trust Instrument as amended or affected by any such supplemental Trust Instrument. All expressions like "his," "he," and "him," shall be deemed to include the feminine and neuter, as well as masculine, genders. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this Trust Instrument, rather than the headings, shall control. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

APPLICABLE LAW
--------------

          Section 11.07.  The trust set forth in this instrument is made in the
          -------------
State of Delaware, and the Trust and this Trust Instrument, and the rights and obligations of the Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Act and the laws of said State; provided, however, that there shall not be applicable to the Trust, the Trustees, or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges,
(ii) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding, or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents, or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount, or concentration of trust investments or requirements relating to the titling, storage, or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege, or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

AMENDMENTS
----------

          Section 11.08.  Except as specifically provided herein, the Trustees
          -------------
may, without shareholder vote, amend, or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto, or an amended and restated trust instrument. Shareholders shall have the right to vote (i) on any amendment which would affect their right to vote granted in
Section 7.01 of Article VII hereof, (ii) on any amendment to this Section 11.08,
(iii) on any amendment as may be required by law or by the Trust's registration statement filed with the Commission, and (iv) on any amendment submitted to them by the Trustees. Any amendment required or permitted to be submitted to Shareholders which, as the Trustees determine, shall affect the Shareholders of one or more Series shall be authorized by vote of the Shareholders of each Series affected, and no vote of shareholders of a Series not affected shall be required. Notwithstanding anything else herein, any amendment to Article X hereof shall not limit the rights to indemnification or insurance provided therein with respect to action or omission of Covered Persons prior to such amendment.

FISCAL YEAR
-----------

          Section 11.09.  The fiscal year of the Trust shall end on December 31;
          -------------
provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

USE OF THE WORD "NAVELLIER"
--------------------------

          Section 11.10.  Louis G. Navellier ("Navellier") has consented to, and
          -------------
granted a non-exclusive license for, the use by any Series or by the Trust of the identifying word "Navellier" in the name of any Series or of the Trust.
Such consent is subject to revocation by Navellier in its discretion, if Navellier or any entity owned or controlled by Louis Navellier or subsidiary or affiliate thereof is not employed as the investment adviser of each Series of the Trust. As between the Trust and Navellier, Navellier controls the use of the name of the Trust insofar as such name contains the identifying word "Navellier." Navellier may, from time to time, use the identifying word "Navellier" in other connections and for other purposes, including, without limitation, in the names of other investment companies, corporations, or businesses which it may manage, advise, sponsor, or own, or in which it may have a financial interest. Navellier may require the Trust or any Series thereof to cease using the identifying word "Navellier" in the name of the Trust or any Series thereof if the Trust or any Series thereof ceases to employ Navellier or a subsidiary or affiliate thereof as investment adviser.

PROVISIONS IN CONFLICT WITH LAW
-------------------------------

          Section 11.11.  The provisions of this Trust Instrument are severable,
          -------------
and if the Trustees shall determine, with the advice of counsel, that any of such provisions are in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code, or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument, or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Trust Instrument shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of this Trust Instrument in any jurisdiction.

          IN WITNESS WHEREOF, the undersigned, being all of the initial Trustees of the Trust, have executed this instrument this 17th day of October, 1995.

                                         /s/ Louis G. Navllier
                                         _______________________________________
                                         Louis G. Navellier, as Trustee
                                         and not individually.

                                         /s/ Barry Sander
                                         _______________________________________
                                         Barry Sander, as Trustee
                                         and not individually.

                                         /s/ Joel Rossman
                                         _______________________________________
                                         Joel Rossman, as Trustee
                                         and not individually.

                                         /s/ Arnold Langsen
                                         _______________________________________
                                         Arnold Langsen, as Trustee
                                         and not individually.

                                         /s/ Jacques Delacroix
                                         _______________________________________
                                         Jacques Delacroix, as Trustee
                                         and not individually.